Exhibit 99.1

Clovis Oncology Announces Debt Exchange Transaction and Offering of Convertible Senior Notes

Boulder, Colo., November 5, 2020 – Clovis Oncology, Inc. (NASDAQ: CLVS) announced today that on November 4, 2020 it entered into a privately negotiated exchange and purchase agreement (the “Agreement”) with a holder of its currently outstanding 4.50% Convertible Senior Notes due 2024 (the “Existing 2024 Notes”). Pursuant to the Agreement, in exchange for $64,842,000 aggregate principal amount of Existing 2024 Notes held by the holder (which is currently convertible into approximately 8.9 million shares of common stock), Clovis Oncology has agreed to issue to the holder a number of shares of the Company’s common stock (the “Exchanged Shares”) utilizing an exchange ratio that is based in part on the daily volume-weighted average prices (“VWAPs”) per share of Clovis Oncology’s common stock during a seven-trading day pricing period following execution of the Agreement.

In addition, pursuant to the Agreement, Clovis Oncology has also agreed to sell to the holder $50,000,000 aggregate principal amount of a new series of 4.50% Convertible Senior Notes due 2024 (the “New 2024 Notes”) at a purchase price of $1,000 per $1,000 principal amount thereof. Also, Clovis Oncology has granted the holder a 13-day option to purchase up to an additional $20,000,000 aggregate principal amount of New 2024 Notes on the same terms and conditions.

About the Debt Exchange

The number of Exchanged Shares to be issued by Clovis Oncology to the holder will be calculated utilizing an exchange ratio that is based in part on the average VWAPs of Clovis Oncology’s common stock (subject to a floor) during a seven-trading day pricing period beginning on November 5, 2020 and ending on, and including, November 13, 2020. Assuming such average VWAP is $5.67 per share, which is the last reported sale price of Clovis Oncology’s common stock on the Nasdaq Global Select Market on November 4, 2020, 13,038,683 Exchanged Shares would be issuable pursuant to the debt exchange transaction. However, in the event that Clovis Oncology’s stock price declines during the pricing period, Clovis Oncology will be required to issue more shares, but in no event more than 15,696,240 Exchanged Shares are issuable pursuant to the debt exchange transaction.

About the New 2024 Notes

The New 2024 Notes will bear interest at a rate of 4.50% per annum, payable semi-annually in arrears on February 1st and August 1st of each year. The New 2024 Notes will mature on August 1, 2024 unless earlier converted or repurchased. The holders of the New 2024 Notes may convert their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date at an initial conversion rate of 160.3334 shares of Clovis Oncology’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $6.24 per share of common stock. The initial conversion price of the notes represents a premium of approximately 10% to the last reported sale price, $5.67 per share, of Clovis Oncology’s common stock on November 4, 2020.

Clovis Oncology will not have the right to redeem the New 2024 Notes prior to their maturity. Holders of the New 2024 Notes may require Clovis Oncology to repurchase for cash all or part of their notes upon certain fundamental changes at a repurchase price equal to 100% of the principal amount of the New 2024 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date, Clovis Oncology will, in certain circumstances, increase the conversion rate for a holder who elects to convert its New 2024 Notes in connection with such corporate event.

The above summary of the terms of the New 2024 Notes is qualified in its entirety by and should be read with the Indenture governing the New 2024 Notes, the form of which is anticipated to be filed with the Securities and Exchange Commission on or about November 5, 2020.

Clovis Oncology intends to use the net proceeds from the sale of the New 2024 Notes for general corporate purposes, including repayment, repurchase or refinance of its debt obligations, sales and marketing expenses associated with Rubraca® (rucaparib), funding of its development programs, payment of milestones pursuant to its license agreements, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

The issuance of the Exchanged Shares, the New 2024 Notes in the transaction and any shares of common stock issuable upon conversion of such New 2024 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law, and, unless so registered, the New 2024 Notes and any such shares may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Clovis Oncology has agreed to file a registration statement for the resale of the shares of common stock issuable upon the conversion of the New 2024 Notes purchased by the holder. This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

About the Settlement of the Transactions

The exchange and purchase transaction will settle in two parts. Approximately 8.9 million of the Exchanged Shares are expected to be issued on or about November 6, 2020 and the remainder will be issued within two business days following the seven-trading day pricing period and the final calculation of the exchange ratio, which is expected to occur on or about November 17, 2020. The sale of the New 2024 Notes is expected to occur on or about November 17, 2020. In each case, the settlement of the exchange and purchase transaction is subject to the satisfaction of customary closing conditions.

J.P. Morgan and BofA Securities acted as structuring banks to Clovis Oncology in connection with the transactions.

About Clovis Oncology

Clovis Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the U.S., Europe and additional international markets. Clovis Oncology targets development programs at specific subsets of cancer populations, and simultaneously develops, with partners, for those indications that require them, diagnostic tools intended to direct a compound in development to the population that is most likely to benefit from its use. Clovis Oncology is headquartered in Boulder, Colorado with additional office locations in the U.S. and Europe.

To the extent that statements contained in this press release are not descriptions of historical facts regarding Clovis Oncology, they are forward-looking statements reflecting the current beliefs and expectations of management. Such forward-looking statements involve substantial risks and uncertainties that could cause Clovis Oncology’s actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the conditions affecting the capital markets, general economic, industry, or political conditions, and the satisfaction of customary closing conditions related to the proposed exchange and purchase transaction. Clovis Oncology undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Clovis Oncology’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other reports filed with the Securities and Exchange Commission.

Contacts:
Anna Sussman	Breanna Burkart
303.625.5022	303.625.5023
asussman@clovisoncology.com	bburkart@clovisoncology.com

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